Exhibit (5)

[FOLEY & LARDNER LOGO]                    FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                                          414.297.4900  FAX
                                          www.foleylardner.com
                     July 25, 2003
                                          CLIENT/MATTER NUMBER
                                          033376-0109

Johnson Outdoors Inc.
555 Main Street
Racine, Wisconsin  53403

Ladies and Gentlemen:

     We have acted as counsel for Johnson Outdoors Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 600,000 shares of the Company's Class A Common Stock, par value $0.05 per share (the "Class A Common Stock"), that may be issued pursuant to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan (the "2000 Plan").

     As counsel to the Company, we have examined: (i) the Registration Statement; (ii) the 2000 Plan and related documents; (iii) resolutions of the Board of Directors of the Company relating to the 2000 Plan and the issuance of Class A Common Stock pursuant thereto; (iv) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; and (v) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. The shares of Class A Common Stock that are subject to the Registration Statement, when issued and paid for in the manner provided in the 2000 Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                              Very truly yours,

                                              /s/ Foley & Lardner

                                              FOLEY & LARDNER

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